EXHIBIT 10.1


                   [LETTERHEAD OF LANXIDE CORPORATION]


                                             February 6, 1998


E.I. du Pont de Nemours and Company
DuPont Building
1007 Market Street
Wilmington, DE  19898
Attention:  Mr. Robert Paonessa


Gentlemen:

            This letter serves to notify you pursuant to the terms of the Loan Guarantee Letter Agreement dated December 15, 1992 between E. I. du Pont de Nemours and Company ("DuPont") and Lanxide Corporation ("Lanxide"), as amended (the "Letter Agreement"), that Lanxide does not intend to meet its obligations under the Revolving Credit and Time Note dated February 24, 1993 (as amended, the "Note"), executed by Lanxide in favor of PNC Bank, Delaware (f/k/a/ Bank of Delaware) (the "Bank"). Lanxide understands that DuPont is assigning its right under the Letter Agreement to DHB Capital Group, Inc. ("DHB") and Lanxide hereby consents to such assignment.

            This letter also serves to evidence the agreement between DuPont and Lanxide that upon DuPont's receipt of a wire transfer in the amount of $4,800,000 from DHB pursuant to the terms of the Assignment Agreement dated as of the date hereof between DuPont and DHB (the "Assignment Agreement"), DuPont: (i) shall wire transfer to the account set forth in the letter from the Bank to Lanxide, dated February 4, 1998, a copy of which is attached hereto (the "Payoff Letter"), immediately available funds in an amount equal to $5,745,758.33, plus any additional daily interest and late fees that are required to be paid pursuant to the Payoff Letter in order for the Bank to be paid in full; and (ii) agrees that Lanxide shall be released from any and all obligations and liabilities to DuPont under the Letter Agreement.

            This letter further serves to evidence the agreement between DuPont and Lanxide that upon the payment by DuPont of the Payoff Payment, Lanxide agrees to cancel its line of credit with the Bank.

            If the foregoing correctly sets forth our understanding, please sign the acknowledgment set forth below.

                                    Sincerely,

                                    LANXIDE CORPORATION


                                    By: /s/ Marc S. Newkirk
                                       ----------------------------------
                                            Marc S. Newkirk
                                            President and Chief Executive
                                               Officer


Acknowledged and Agreed
this 6th day of February, 1998

E.I. du Pont de Nemours and Company

By: /s/ E. Catherine Stump
   --------------------------------
   Name:  E. Catherine Stump
   Title: Global Finances Manager